UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10th, 2010

CLEANTECH TRANSIT, INC.
Exact name of registrant as specified in its charter

Nevada	000-52653	98-0505768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21020 North Pima Road, Scottsdale, Arizona	85255
(Address of principal executive offices)	(Zip Code)

(888) 870-4823
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Principal Officers

Mr. Roger Nelson

Resigned:                       February 10th, 2011, effective February 11th, 2011

Positions:	President and Chief Executive Officer, of Cleantech Transit, Inc. (the “Company”).

Mr. Nelson’s resignation as President and Chief Executive Officer of the Company was as a result of Mr. Nelson pursuing other endeavours, and was not as a result of any dispute or disagreement with the Company

Appointment of Directors or Principal Officers

Mr. Alexander Holtermann

Appointed:                     February 10th, 2011, effective February 11th, 2011

Positions:	Director, President and Chief Executive Officer, of Cleantech Transit, Inc. (the “Company”).

There are no arrangements or understandings between Mr. Holtermann and any other person pursuant to which Mr. Holtermann was selected to serve as an officer of the Company.

There are no family relationships between Mr. Holtermann and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. Holtermann had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Holtermann is a party or in which he participates that is entered into or material amendment in connection with our appointment of Mr. Holtermann, or any grant or award to Mr. Holtermann or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. Holtermann.

Mr. Holtermann, who is based in Hong Kong, has worked within the financial markets across Europe for the past seventeen years, involved in the marketing and public relations industry. His career in this industry commenced in public relation for the Frankfurt Stock Exchange. He focused on the introduction of junior and senior North American and International public companies to the German-speaking media and financial institutions. During this time, he was instrumental in organizing a number of financial related events in Germany, including IPOs and secondary listings of companies on German Stock Exchanges and various advertising initiatives. Since 2005 he has been specializing on the Asian public markets, focusing on Hong Kong by establishing personal investment contacts and giving advice to public companies worldwide. He has served as a director on the boards of multiple public companies. Since 1999, he has also served as the Honorary Consul of Belize.

There has been no transaction nor are there any proposed transactions between the registrant and Mr. Holtermann that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The compensatory arrangements for Mr. Holtermann are pending completion and will be separately disclosed upon at such time.  Such arrangements are expected to be commensurate with the available resources of the Company at its current development stage, and the time commitment required by Mr. Holtermann in order to undertake his duties.

Item 8.01 Other Events

The Company has signed a term sheet with Phoenix Energy to earn in to the ½ megawatt project which is currently 100% owned by Phoenix Energy. The Investment will comprise of up to $100,000 in the Company’s Series B shares by January 30th, 2010, the initial equity investment in the Company will allow the Investor to have the option to earn up to 25% of the ½ Megawatt project held by Phoenix. The amount required to earn up to 25% of the ½ Megawatt project will be based on the final cost of the completed project, which will be determined within 30 days of signing this term sheet. The equity for the remainder of the investment will be delivered on a pro rata basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEANTECH TRANSIT, INC.

Dated: February 10th , 2011	By:	/s/ Roger Nelson
	Name:	Roger Nelson
`	Title:	President & CEO